Exhibit 5.4

CONSENT OF AGP MINING CONSULTANTS INC. (CANADA)

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Eskay Creek Project NI 43-101 Technical Report and Feasibility Study Report British Columbia, Canada” dated September 14, 2022, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any amendments and exhibits thereto, of Skeena Resources Limited.

/s/ Willie Hamilton
Name: Willie Hamilton, P.Eng Title: Mining Engineer AGP Mining Consultants Inc. (Canada)
Date: January 31, 2023